Exhibit 10.2

THIS THIRD AMENDED AND RESTATED PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIRD AMENDED AND RESTATED PROMISSORY NOTE

Dated as of May 10, 2024

WHEREAS, on May 7, 2023, Everest Consolidator Acquisition Corporation, a Delaware corporation (“Maker”), issued that certain Promissory Note as amended by that certain Amended and Restated Promissory Note dated as of December 7, 2023 and as further amended by that certain Second Amended and Restated Promissory Note dated as of March 26, 2024 (the “Second A&R Note”) to Everest Consolidator Sponsor, LLC, a Delaware limited liability company, or its registered assigns or successors in interest (“Payee”); and

WHEREAS, Maker and Payee desire to amend and restate in its entirety the Second A&R Note on the terms and conditions provided in this Note.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by each of the parties hereto, the parties agree as follows:

Maker promises to pay to the order of Payee, or order, up to the principal sum of Four Million Five Hundred Thousand Dollars ($4,500,000) (the “Maximum Principal Amount”) or such lesser amount as shall have been advanced from Payee to Maker in any number of disbursements (such advanced amounts the “Outstanding Principal”) and shall remain unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.                Principal. The entire unpaid principal balance of any Outstanding Principal plus accrued Interest (as defined below) shall be payable on the earlier of: (i) the date on which Maker consummates the Business Combination (as defined below) or (ii) August 28, 2024 (such earlier date, the “Maturity Date”). The Outstanding Principal balance and any accrued Interest (together, the “Outstanding Balance”) may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2.                Drawdown Requests. Maker and Payee agree that Maker may request, from time to time, up to the Maximum Principal Amount in drawdowns under this Note to be used for costs and expenses related to Maker’s diligence and completion of the business combination contemplated by that certain Business Combination Agreement, dated May 19, 2023, by and among Payee and the parties thereto (the “Business Combination”). Principal of this Note may be drawn down from time to time prior to the Maturity Date upon written request from Maker to Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than One Thousand Dollars ($1,000). Payee shall fund each Drawdown Request no later than three (3) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns outstanding under this Note at any time may not exceed the Maximum Principal Amount. Notwithstanding the foregoing, Payee shall have the right, in its sole discretion, to deny any Drawdown Request received from Maker. Payee shall provide written notice to Maker of its determination not to fund a Drawdown Request no later than one (1) business day after receipt of a Drawdown Request; provided, however, that failure to provide such notice shall not constitute a waiver of Payee’s right to deny funding such Drawdown Request. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker, other than any Interest accrued pursuant to Section 3 hereof.

3.              Interest. Any Outstanding Principal shall accrue interest (i) at the flat rate of 6.0% for any Outstanding Principal up to $1,500,000 (the “Initial Interest”) and (ii) at the flat rate of 18.0% for any further Outstanding Principal drawn down by Maker thereafter (the “Additional Interest” and, together with the Initial Interest, the “Interest”). The entire unpaid principal balance of any Outstanding Balances shall be payable on the Maturity Date. The total repayment amount shall not exceed the Maximum Principal Amount, plus any accrued Interest.

For example, if $1,000,000 is drawn down by Maker, the total amount of Outstanding Balance to be repaid on the Maturity Date shall be $1,060,000, and if $2,000,000 is drawn down by Maker, the total amount of Outstanding Balance to be repaid on the Maturity Date shall be $2,180,000, irrespective of the duration of borrowing, provided that it is repaid by the Maturity Date.

4.              Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account in which the proceeds of the initial public offering conducted by Maker (the “IPO”) (including the deferred underwriters discounts and commissions) and the proceeds of the sale of warrants redeemable for shares of Class A common stock, $0.0001 par value, of Maker in connection with the IPO were deposited, as described in greater detail in the registration statement and prospectus filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

5.              Outstanding Drawdowns. Any Outstanding Principal drawn down by Maker prior to the date hereof shall not constitute an event of default under the Note so long as such drawdowns do not conflict with the terms hereof.

4.              Governing Law. This Note shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to conflict of law provisions thereof.

5.              Entire Agreement. This Note contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Note supersedes any prior written or oral agreements between the parties.

6.             Counterparts. This Note may be executed in one or more counterparts, which, when taken together, shall be deemed to be one and the same instrument.

7.              Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties have caused this Note to be signed by their respective duly authorized officers as of the date first above written.

PAYEE:

EVEREST CONSOLIDATOR SPONSOR, LLC

By:	/s/ Adam Dooley
Name:	Adam Dooley
Title:	Managing Member

MAKER:

EVEREST CONSOLIDATOR ACQUISITION CORPORATION

By:	/s/ Adam Dooley
Name:	Adam Dooley
Title:	Chief Executive Officer